Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Eric Prouty, AdvisIRy Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

Ameresco Reports Second Quarter 2020 Financial Results

- Solid Company-wide Execution Mitigated COVID-19 Impacts -
- Strong Double-Digit Y/Y Revenue Growth -
- Enhanced Liquidity Through Financing Activity and Cash Collections -
- Re-Affirms 2020 Guidance Range -

Second Quarter 2020 Financial Highlights:
•Revenues of $223.0 million
•Net Income of $4.4 million and GAAP EPS of $0.09
•Adjusted EBITDA of $24.1 million
•Non-GAAP EPS of $0.19

FRAMINGHAM, MA - August 3, 2020 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter ended June 30, 2020. The Company has also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information includes Non-GAAP financial metrics and has been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.

“Our exceptional second quarter results represented a continuation of our focus on the execution of our existing project backlog, more than offsetting any COVID-19 related incremental redeployment expenses and disruptions. Additionally, our performance reflected improved access to our project sites throughout the quarter, as more and more states loosened pandemic-related restrictions, and favorable weather conditions in many of our geographies supported seasonally stronger operating environments.”

“We saw revenue growth across our projects, energy assets and O&M. Our long-term strategy to grow our renewable energy asset and O&M businesses, and the higher-margin recurring revenues they provide, give us the stability and visibility few companies have in this uncertain economic environment. During the quarter we also continued to experience strong demand for our design/build capabilities, executing on a number of large projects for a variety of government and commercial and industrial customers. Additionally, we were pleased to see progressive improvement in our business development activity throughout the quarter. We also improved our liquidity position during the quarter as a continued focus on cash collections and additional project and tax equity financing supported our asset buildout. We were pleased to see that the financing environment for low carbon solutions remains as robust as ever.”

“During the quarter Ameresco received considerable industry recognition including a Top Project of the Year Award in the Environment + Energy Leader Awards program for our work at the United States Marine Corps Recruit Depot (MCRD) Parris Island. Also, our City of Phoenix RNG plant received honorable mention in Fast Company’s 2020 World Changing Ideas Awards. This RNG facility is the largest wastewater treatment biogas-to-RNG facility of its kind in the United States, illustrating again that Ameresco is the go-to company for the most complex advanced energy technology projects,” concluded George P. Sakellaris, President and Chief Executive Officer.

Second Quarter Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

Revenues increased 13% to $223.0 million, compared to $198.2 million driven primarily by strong revenue growth across our three main businesses: projects, energy assets and O&M. While we continued to face a difficult environment due to COVID-19, Ameresco was able to execute on a greater-than-expected number of projects and saw minimal interruptions to its recurring revenue businesses. Gross margins of 17.7% were lower as a result of increased levels of design/build work along with other lower margin projects as part of the revenue mix, as well as unplanned maintenance and incremental COVID-19 related project costs. Operating expenses fell from $30.1 million to $26.6 million, and operating income was $12.9 million compared to $13.1 million as lower margin contribution from revenues offset the impact of controlled expenses and operating leverage from our design build revenue. Net income attributable to common shareholders was $4.4 million which reflects a non-cash downward adjustment of $4.5 million related to non-controlling interest activities. This adjustment was attributable to the timing of tax equity contributions on certain solar energy assets. Excluding this adjustment, Non-GAAP net income was $9.0 million compared to $8.6 million. Adjusted EBITDA, a Non-GAAP financial measure, was $24.1 million, compared to $23.6 million, an increase of 2%. EPS was $0.09 compared to $0.19, and Non-GAAP EPS was $0.19 compared to $0.18, an increase of 3%.

Project Backlog and Awards
Total project backlog at June 30, 2020 remained strong at $2.2 billion increasing 10% Y/Y and was comprised of:

•$1.0 billion in contracted backlog increased 29% Y/Y and represents signed customer contracts for installation or construction of projects, which we expect to convert into revenue over the next one to three years, on average; and
•$1.2 billion of awarded projects declined 3% Y/Y and represents projects in development for which we do not have signed contracts.

Second Quarter Project Highlights:

•A streetlight conversion pilot program on behalf of the Oregon Department of Transportation (ODOT), which will involve replacing more than 8,000 high-pressure sodium lighting fixtures with LEDs. The $18.6 million project is funded by an energy savings performance contract (ESPC) that will result in an estimated equivalent of 3,500 metric tons of carbon emissions saved annually.
•Second phase of work with the Worcester Housing Authority (WHA) totaling $13.5 million through its existing energy performance contract. This second-phase project extends the term of Ameresco’s work on behalf of WHA and builds on energy conservation measures the company implemented in 2008, bringing the total project value to $23.6 million affecting 15 of the WHA’s federal developments.
•An energy savings performance contract (ESPC) with the State of New Hampshire that will allow for energy conservation measures at over twenty state facilities throughout New Hampshire’s Seacoast Region.
•A contract from Duke Energy for the installation of $38 million of energy infrastructure measures under a Utility Energy Services Contract at the Marine Corps Air Station, Cherry Point. The project includes advanced technology features such as wastewater treatment optimization, cybersecurity network improvements, airfield lighting modernization, electrical distribution upgrades and AMI. Ameresco will also provide ongoing O&M commissioning services over the 20 year performance period.
•A prime contract on a large construction contract vehicle with a capacity of $975 million over five years with the Naval Facilities Command Mid-Atlantic (NAVFAC MIDLANT). Ameresco is one of 5 awardees selected to implement projects under this contract.

Ameresco Asset Metrics
Total operating assets were 264 MWe, assets in development increased to 313 MWe
•$938 million estimated contracted revenue and incentives during PPA period
•14-year weighted average PPA remaining

Second Quarter Asset Highlights:

•9 MWe placed into operations
•Gross 25 MWe added to the in-development pipeline

Contracted O&M Backlog
Total O&M backlog of $1.1 billion increased 25% Y/Y
•16-year weighted average lifetime

Summary and Outlook
“First half results, along with visibility from our project backlog and recurring revenue streams, position Ameresco for year-on-year growth in 2020. We are pleased to reaffirm our full year guidance highlighted by revenues of $910 million to $980 million, Adjusted EBITDA of $102 million to $112 million, and Non-GAAP EPS of $0.86 to $0.96.”

“As the largest independent energy solutions company, and a leading provider of renewables, Ameresco is uniquely positioned to benefit from powerful secular trends. With an expanding addressable market, expertise in advanced technologies and our proven ability to finance projects and drive meaningful cost savings for our customers, we believe our services are more vital than ever in these challenging economic times,” Mr. Sakellaris concluded.

The Company’s guidance excludes the impact of any non-controlling interest activity and any additional charges relating to the Company's restructuring activities, as well as any related tax impact.

FY 2020 Guidance
Revenue	$910 million	$980 million
Gross Margin	18.5%	19.5%
Adjusted EBITDA	$102 million	$112 million
Interest Expense & Other	$17 million	$19 million
Effective Tax Rate	8%	12%
Non-GAAP EPS	$0.86	$0.96

Conference Call/Webcast Information
The Company will host a conference call today at 4:30 p.m. ET to discuss results. The conference call will be available via the following dial in numbers:
•U.S. Participants: Dial 1-877-359-9508 (Access Code: 4327839)
•International Participants: Dial 1-224-357-2393 (Access Code: 4327839)
Participants are advised to dial into the call at least ten minutes prior to register. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com. An archived webcast will be available on the Company’s website for one year.
Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, Non- GAAP EPS, Non-GAAP net income and adjusted cash from operations, which are Non-GAAP financial measures. For a description of these Non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these Non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for businesses and organizations throughout North America and Europe. Ameresco’s sustainability services include upgrades to a facility’s energy infrastructure and the development, construction and operation of renewable energy plants. Ameresco has successfully completed energy saving, environmentally responsible projects with Federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,100 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions and restructuring activities; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; market price of the Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the U.S. Securities and Exchange Commission on March 4, 2020, and in our Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission on May 5, 2020. Currently, one of the most significant factors, however, is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on our financial condition, results of operations, cash flows and performance and the global economy and financial markets. The extent to which COVID-19 impacts us, suppliers, customers, employees and supply chains will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, you should interpret many of the risks identified in our Annual Report and Quarterly Report as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS
(in thousands, except share amounts)

	June 30,	December 31,
	2020	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$41,881	$33,223
Restricted cash	15,171	20,006
Accounts receivable, net	86,017	95,863
Accounts receivable retainage, net	19,119	16,976
Costs and estimated earnings in excess of billings	195,391	202,243
Inventory, net	9,001	9,236
Prepaid expenses and other current assets	27,527	29,424
Income tax receivable	11,940	5,033
Project development costs	16,379	13,188
Total current assets	422,426	425,192
Federal ESPC receivable	274,219	230,616
Property and equipment, net	9,797	10,104
Energy assets, net	637,618	579,461
Goodwill	57,838	58,414
Intangible assets, net	1,232	1,614
Operating lease assets	35,829	32,791
Other assets	20,573	35,821
Total assets	$1,459,532	$1,374,013

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and financing lease liabilities	$44,216	$69,969
Accounts payable	162,401	202,416
Accrued expenses and other current liabilities	26,249	31,356
Current portion of operating lease liabilities	5,216	5,802
Billings in excess of cost and estimated earnings	34,896	26,618
Income taxes payable	—	486
Total current liabilities	272,978	336,647
Long-term debt and financing lease liabilities, net of current portions and deferred financing fees	295,048	266,181
Federal ESPC liabilities	334,724	245,037
Deferred income taxes, net	3,218	115
Deferred grant income	6,572	6,885
Long-term portions of operating lease liabilities, net of current	32,698	29,101
Other liabilities	38,318	29,575
Redeemable non-controlling interests	36,303	31,616

	June 30,	December 31,
	2020	2019
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at June 30, 2020 and December 31, 2019	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 31,819,897 shares issued and 29,718,102 shares outstanding at June 30, 2020, 31,331,345 shares issued and 29,230,005 shares outstanding at December 31, 2019	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at June 30, 2020 and December 31, 2019	2	2
Additional paid-in capital	139,625	133,688
Retained earnings	325,025	314,459
Accumulated other comprehensive loss, net	(13,194)	(7,514)
Treasury stock, at cost, 2,101,795 shares at June 30, 2020 and 2,101,340 shares at December 31, 2019	(11,788)	(11,782)
Total stockholders' equity	439,673	428,856
Total liabilities, redeemable non-controlling interests and stockholders' equity	$1,459,532	$1,374,013

AMERESCO, INC.
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$223,036	$198,183	$435,449	$348,295
Cost of revenues	183,528	155,044	357,495	272,524
Gross profit	39,508	43,139	77,954	75,771
Selling, general and administrative expenses	26,620	30,082	55,544	56,165
Operating income	12,888	13,057	22,410	19,606
Other expenses, net	4,052	3,746	9,441	7,167
Income before (benefit) provision for income taxes	8,836	9,311	12,969	12,439
Income tax (benefit) provision	—	804	(2,503)	1,061
Net income	8,836	8,507	15,472	11,378
Net loss (income) attributable to redeemable non-controlling interests	(4,471)	709	(4,906)	1,985
Net income attributable to common shareholders	$4,365	$9,216	$10,566	$13,363
Net income per share attributable to common shareholders:
Basic	$0.09	$0.20	$0.22	$0.29
Diluted	$0.09	$0.19	$0.22	$0.28
Weighted average common shares outstanding:
Basic	47,488	46,387	47,500	46,340
Diluted	48,519	47,681	48,571	47,666

AMERESCO, INC.
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2020	2019
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$15,472	$11,378
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation of energy assets	18,949	17,495
Depreciation of property and equipment	1,659	1,351
Amortization of debt issuance costs	1,176	1,218
Amortization of intangible assets	356	457
Accretion of ARO and contingent consideration	43	62
Provision (recoveries) for bad debts	(80)	124
Gain on deconsolidation of VIE	—	(2,160)
Net loss (gain) from derivatives	517	(888)
Stock-based compensation expense	859	782
Deferred income taxes	4,619	152
Unrealized foreign exchange loss	201	10
Changes in operating assets and liabilities:
Accounts receivable	12,125	(22,744)
Accounts receivable retainage	(2,222)	(1,784)
Federal ESPC receivable	(89,761)	(61,849)
Inventory, net	235	(1,454)
Costs and estimated earnings in excess of billings	6,410	(18,848)
Prepaid expenses and other current assets	1,857	(5,199)
Project development costs	(2,758)	(1,703)
Other assets	516	(1,005)
Accounts payable, accrued expenses and other current liabilities	(45,256)	(26,560)
Billings in excess of cost and estimated earnings	8,569	(664)
Other liabilities	316	(137)
Income taxes payable	(7,396)	2,712
Cash flows used in operating activities	(73,594)	(109,254)
Cash flows from investing activities:
Purchases of property and equipment	(1,355)	(2,810)
Purchases of energy assets	(77,218)	(46,466)
Acquisitions, net of cash received	—	(1,279)
Contributions to equity investment	(127)	(191)
Cash flows used in investing activities	(78,700)	(50,746)
Cash flows from financing activities:
Payments of financing fees	(2,198)	(447)
Proceeds from exercises of options and ESPP	5,078	1,260
Repurchase of common stock	(6)	—
Proceeds from senior secured credit facility, net	16,000	41,365
Proceeds from long-term debt financings	14,232	2,742
Proceeds from Federal ESPC projects	133,598	82,787
Proceeds for energy assets from Federal ESPC	1,488	1,842
Contributions from redeemable non-controlling interests, net of distributions	74	19,301
Payments on long-term debt	(25,860)	(13,187)
Cash flows from financing activities	142,406	135,663
Effect of exchange rate changes on cash	(457)	100
Net decrease in cash, cash equivalents and restricted cash	(10,345)	(24,237)
Cash, cash equivalents and restricted cash, beginning of period	77,264	97,914
Cash, cash equivalents and restricted cash, end of period	$66,919	$73,677

Non-GAAP Financial Measures (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Net income attributable to common shareholders	$4,365	$9,216	$10,566	$13,363
Impact from redeemable non-controlling interests	4,471	(709)	4,906	(1,985)
Plus (Less): Income tax (benefit) provision	—	804	(2,503)	1,061
Plus: Other expenses, net	4,052	3,746	9,441	7,167
Plus: Depreciation and amortization	10,653	10,064	20,964	19,303
Plus: Stock-based compensation	430	397	859	782
Plus: Restructuring and other charges	174	92	1,150	241
Less: Gain on deconsolidation of VIE	—	—	—	(2,160)
Adjusted EBITDA	$24,145	$23,610	$45,383	$37,772
Adjusted EBITDA margin	10.8%	11.9%	10.4%	10.8%

Non-GAAP net income and EPS:
Net income attributable to common shareholders	$4,365	$9,216	$10,566	$13,363
Impact from redeemable non-controlling interests	4,471	(709)	4,906	(1,985)
Plus: Restructuring and other charges	174	92	1,150	241
Less: Gain on deconsolidation of VIE	—	—	—	(2,160)
Less: Income tax effect of non-GAAP adjustments	—	—	(212)	—
Non-GAAP net income	$9,010	$8,599	$16,410	$9,459

Diluted net income per common share	$0.09	$0.19	$0.22	$0.28
Effect of adjustments to net income	0.10	(0.01)	0.12	(0.08)
Non-GAAP EPS	$0.19	$0.18	$0.34	$0.20

Adjusted cash from operations:
Cash flows from operating activities	$(21,954)	$(51,160)	$(73,594)	$(109,254)
Plus: proceeds from Federal ESPC projects	72,400	43,189	133,598	82,787
Adjusted cash from operations	$50,446	$(7,971)	$60,004	$(26,467)

	Three Months Ended June 30,
	2020	2019
	(Unaudited)	(Unaudited)
Project backlog:
Awarded(1)	$1,201,900	$1,236,500
Fully-contracted	1,017,700	788,700
Total project backlog	$2,219,600	$2,025,200

Energy assets in development(2)	$752,500	$518,400

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
New contracts and awards:
New contracts	$127,000	$167,000	$213,000	$281,000
New awards(1)	$198,000	$121,000	$253,000	$276,000
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
(in thousands)
Year Ended December 31, 2020
	Low	High
Operating income(1)	$58,000	$66,000
Depreciation and amortization	42,000	43,000
Stock-based compensation	1,000	2,000
Restructuring and other charges	1,000	1,000
Adjusted EBITDA	$102,000	$112,000

(1) Although net income is the most directly comparable GAAP measure, this table reconciles adjusted EBITDA to operating income because we are not able to calculate forward-looking net income without unreasonable efforts due to significant uncertainties with respect to the impact of accounting for our redeemable non-controlling interests and taxes.

Exhibit A: Non-GAAP Financial Measures
We use the Non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These Non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these Non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosure and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these Non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, restructuring charges, and gain upon deconsolidation of a variable interest entity ("VIE"). We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar Non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar Non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, contingent consideration expense, stock-

based compensation expense, restructuring charges, and gain upon deconsolidation of a VIE. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define Non-GAAP net income and earnings per share ("EPS") to exclude certain discrete items that management does not consider representative of our ongoing operations, including restructuring charges, gain upon deconsolidation of a VIE and impact from redeemable non-controlling interest. We consider Non-GAAP net income and Non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.